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                              EXHIBIT 24

                          POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Robert P. Stiller and Robert D. Britt, and each of them, his or her true and lawful attorney-in-fact and agent, with full power to each of them to act without the other and with full power of substitution and re-substitution, to sign, individually, in the name on behalf of the undersigned in any and all capacities stated below, the Annual Report on Form 10-KSB of Green Mountain Coffee, Inc. for the fiscal year ended September 28, 1996 and any and all amendments thereto, which amendments may make such changes in such Form 10-KSB as any such attorney-in-fact may deem appropriate, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


Signature                   Title                            Date
---------                   -----                            ----
/s/ Robert P. Stiller       Chairman of the Board of
-------------------------   Directors, President and
Robert P. Stiller           Chief Executive Officer          December 26, 1996
                            (Principal Executive Officer)


/s/ Robert D. Britt         Chief Financial Officer,
-------------------------   Treasurer, Secretary and
Robert D. Britt             Director (Principal              December 26, 1996
                            Financial and Accounting Officer

/s/ Stephen J. Sabol
-------------------------
Stephen J. Sabol            Director                         December 26, 1996


/s/ Jonathan C. Wettstein
-------------------------
Jonathan C. Wettstein       Director                         December 26, 1996


/s/ William D. Davis
-------------------------
William D. Davis            Director                         December 26, 1996


/s/ Jules A. del Vecchio
-------------------------
Jules A. del Vecchio        Director                         December 26, 1996


/s/ David E. Moran
-------------------------
David E. Moran              Director                         December 26, 1996


/s/ Ian W. Murray
-------------------------
Ian W. Murray               Director                         December 26, 1996

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